SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 24, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-371318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

                                                n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___         Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Attached as Exhibit 99.1 is a copy of a press release Lexington Realty Trust issued on January 24, 2007, with respect to the pricing of The Lexington Master Limited Partnership’s previously announced private offering of $250.0 million aggregate principal amount of 5.45% exchangeable guaranteed notes due 2027, plus up to an additional $50.0 million aggregate principal amount of notes that may be issued at the option of the initial purchasers within 30 days of the initial issuance of the notes.

The exchangeable guaranteed notes will be exchangeable into cash up to their principal amount and, at The Lexington Master Limited Partnership's option, cash, common shares of Lexington Realty Trust or a combination of cash and common shares of Lexington Realty Trust with respect to the remainder, if any, of the exchange value in excess of such principal amount.

Interest on the exchangeable guaranteed notes will be payable in cash on January 15 and July 15 of each year, beginning on July 15, 2007, and the exchangeable guaranteed notes will mature on January 15, 2027. The exchangeable guaranteed notes will have an initial exchange rate of approximately 39.6071 common shares of Lexington Realty Trust per $1,000 principal amount of the exchangeable guaranteed notes, representing an initial exchange price of approximately $25.25 per common share of Lexington Realty Trust and an exchange premium of approximately 20.0 % based on the last reported sale price of $21.04 per common share of Lexington Realty Trust on January 23, 2007. The initial exchange rate is subject to adjustment under certain circumstances.

Prior to January 20, 2012, The Lexington Master Limited Partnership will not have the right to redeem the exchangeable guaranteed notes, except to preserve Lexington Realty Trust's status as a REIT. After that time, The Lexington Master Limited Partnership has the right to redeem the exchangeable guaranteed notes, in whole or in part, at any time and from time to time, for cash equal to 100% of the principal amount of the exchangeable guaranteed notes plus any accrued and unpaid interest to, but not including, the redemption date.

Holders of the exchangeable guaranteed notes may require The Lexington Master Limited Partnership to repurchase their exchangeable guaranteed notes, in whole or in part, on January 20, 2012, January 15, 2017, and January 15, 2022 for cash equal to 100% of the principal amount of the exchangeable guaranteed notes plus any accrued and unpaid interest to, but not including, the repurchase date.

If certain change of control transactions occur prior to January 20, 2012, holders of the exchangeable guaranteed notes may require The Lexington Master Limited Partnership to repurchase their exchangeable guaranteed notes, in whole or in part, for cash equal to 100% of the principal amount of the exchangeable guaranteed notes plus any accrued and unpaid interest to, but not including, the repurchase date.

We are filing the press release pursuant to Rule 135c under the Securities Act of 1933, as amended. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1	Press Release issued on January 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 24, 2007	By: /s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Lexington Master Limited Partnership

By: Lex GP-1 Trust, its general partner

Date: January 24, 2007	By:By: /s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

99.1	Press Release issued on January 24, 2007.